           REGISTER.COM REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS

Register.com, Inc. (Nasdaq: RCOME) today announced its financial results for the quarter ended March 31, 2005. Net income for the first quarter of 2005 was
$986,000 or $0.04 per diluted share, compared with net income of $1.2 million or
$0.05 per diluted share, for the first quarter of 2004 and compared with net income of $1.7 million or $0.07 per diluted share, for the fourth quarter of
2004.

Net revenues for the first quarter of 2005 were $25.4 million, compared with net revenues of $26.3 million for the first quarter of 2004, and $25.1 million for the fourth quarter of 2004. First quarter 2005 revenue mix was as follows: 80%
from domain name registrations, 19% from other products and services and 1% from advertising. This compares with a respective revenue mix of 88%, 11% and 1% in the first quarter of 2004. The respective revenue breakdown in the fourth quarter of 2004 was 82%, 17% and 1%.

At the end of the first quarter of 2005, the Company's deferred revenue balance was $102.2 million, compared with $98.6 million at the fourth quarter of 2004.
At the end of the first quarter of 2005, Register.com had approximately $108.0 million in cash and cash equivalents, short-term investments and marketable securities, a $0.3 million decrease from the balance at the end of the fourth quarter of 2004. Cash flow from operations was $133,000 in the first quarter of
2005, compared with $3.1 million in the first quarter of 2004. The decrease in cash flow from operations compared with the first quarter of 2004 is primarily due to lower accounts receivable collections in the first quarter of 2005 and to payment of higher professional fees in the first quarter of 2005 related to
Sarbanes-Oxley compliance and our restatement of prior years' financial results.

"We continue to see growth in revenues from value-added services as we expand our products and services portfolio to help our customers fully utilize their presence on the Web," said Peter A. Forman, President and Chief Executive
Officer of Register.com. "As part of our strategy to deepen our relationships with customers, we recently introduced our new 'Build-it-For-Me(TM)' web design service, targeted towards small business owners. This service, as with all of our offerings, is backed by our top-notch customer support, which was recently recognized as exemplary by the American Business Awards."

Gross margin for the first quarter of 2005 was 68.2%, compared with approximately 67.6% in the first quarter of 2004 and 69.7% in the fourth quarter of 2004. The year-over-year increase in gross margin was primarily a result of increased revenues from other products and services, which have a higher margin than domain name registration services. The sequential decrease in the first quarter of 2005 compared with the fourth quarter of 2004 was primarily a result of moderately lower average selling prices for domain registrations in the first quarter of 2005.

The Company registered, transferred and renewed approximately 541,000 domain names in the first quarter of 2005. This compares to approximately 580,000 registrations in the first quarter of 2004, and approximately 468,000 registrations in the fourth quarter of 2004. Of the total registrations in the first quarter of 2005, approximately 195,000 were new and transferred registrations, and approximately 345,000 were renewals. As of March 31, 2005,
Register.com had approximately three million domain names under management. The
Company's renewal rate for the twelve months ended March 31, 2005 was approximately 61%, compared with 62% for the twelve months ended December 31,
2004.

As previously announced, the Company received releases from any penalties that any credit card association may be entitled to impose for excessive chargebacks and refunds processed from October 1, 2003 through December 31, 2003 and from
January 1, 2004 through February 29, 2004. Accordingly, General and
Administrative expense for the first quarter of 2005 was reduced by $0.9 million to reflect the reversal of expense accruals previously recorded during the fourth quarter of 2003 and the first two months of 2004. The Company also recorded an accrual of $0.5 million for potential credit card penalties in the first quarter of 2005, with the result that the net reversal of expense was $0.4 million.

Register.com will hold a conference call at 4:30 p.m. ET on Tuesday, May 31,
2005 to discuss the Company's financial results. The event will be webcast live on the Company's investor website: http://investor.register.com. An audio archive will be available on the site beginning two hours after the call's start time.

About Register.com

Register.com, Inc. (www.register.com) is a leading provider of global domain name registration and Internet services for businesses and consumers that wish to have a unique address and branded identity on the Internet. With approximately three million domain names under management, Register.com has built a brand based on quality domain name management services for small- and medium-sized businesses, large corporations, as well as ISPs, telcos and other online businesses. The company was founded in 1994 and is based in New York.

Note: The Company has restated its previously issued consolidated financial statements as of and for the years ended December 31, 2000 through December 31,
2003, for each of the quarterly periods of 2003 and the first three quarters of
2004. The restatement is discussed in detail in the Company's Annual Report on
Form 10-K for the year ended December 31, 2004. In addition, the Company's
Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 included restated consolidated financial statements for the three months ended March 31,
2004. The restatement for the three months ended March 31, 2004 relates to the timing of the recognition of revenue, deferred revenue, and associated cost of revenue amounts relating to domain name transactions, the correction of the provision for income taxes, and the correction of pro forma stock-based compensation expense disclosures required under Statement of Financial
Accounting Standards No. 123, Accounting for Stock Based Compensation.

Statements in this announcement other than historical data and information constitute forward-looking statements, and involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. These potential risks and uncertainties include, among others, uncertainty of future revenue and profitability from existing businesses, increasing competition across all segments of the domain name registration business, risks associated with high levels of credit card chargebacks and refunds, uncertainty regarding the introduction and success of new top level domains, customer acceptance of new products and services offered in addition to, or as enhancements of our registration services, uncertainty of regulations related to the domain registration business and the Internet generally, the rate of growth of the Internet and domain name industry, risks associated with any extraordinary transactions we may pursue, uncertainty regarding our identified material weaknesses and the potential identification of additional control deficiencies as material weaknesses, uncertainty regarding our ability to comply with Nasdaq listing requirements, and other factors detailed in our filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-Q for the quarter ended March 31, 2005.
irfin

Register.com, Inc.
                      Consolidated Statements of Operations
                                   (Unaudited)

                    (in thousands, except per share amounts)

                                                    Three months ended
                                                         March 31,
                                                  -----------------------
                                                    2005          2004
                                                  ---------     ---------
                                                                (Restated)
                                                  ---------     ---------
Net revenues                                      $  25,404     $  26,308
Cost of revenues                                      8,081         8,522
                                                  ---------     ---------
   Gross profit                                      17,323        17,786
                                                  ---------     ---------
Operating costs and expenses
 Sales and marketing                                  7,916         7,291
 Technology                                           4,044         4,202
 General and administrative                           4,281         4,600
 Amortization of intangible assets                      104           158
                                                  ---------     ---------
    Total operating expenses                         16,345        16,251
                                                  ---------     ---------
Income from operations                                  978         1,535
Other income, net                                       374           359
                                                  ---------     ---------
Income before provision for income taxes              1,352         1,894
Provision for income taxes                              366           674
                                                  ---------     ---------
Net income                                        $     986     $   1,220
                                                  =========     =========

   Basic income per share                         $    0.04     $    0.05
                                                  =========     =========
   Diluted income per share                       $    0.04     $    0.05
                                                  =========     =========
   Weighted average number of shares outstanding:
       Basic                                         24,061        23,560
                                                  =========     =========
       Diluted                                       25,056        24,909
                                                  =========     =========

                               Register.com, Inc.
                           Consolidated Balance Sheet

                      (in thousands, except share amounts)

                                              March 31, 2005      Dec. 31, 2004
                                              --------------      -------------
Assets                                          (Unaudited)
Current assets
 Cash and cash equivalents                    $       52,349      $      52,146
 Short-term investments                               49,731             47,050
 Accounts receivable, less allowance of
   $1,825 and $1,611, respectively                     7,810              6,236
 Prepaid expenses                                     14,423             13,237
 Deferred tax assets, net                              9,787              3,092
 Other current assets                                  5,772              4,642
                                              --------------      -------------
       Total current assets                          139,872            126,403
Fixed assets, net                                      6,860              7,481
Prepaid expenses, net of current portion              11,711             12,107
Deferred taxes, net                                   12,939             19,547
Other investments                                        496                496
Marketable securities - non current                    5,897              9,111
Intangible assets, net                                 1,234              1,359
Other assets                                           1,438              1,480
                                              --------------      -------------
       Total assets                           $      180,447       $    177,984
                                              ==============      =============

Liabilities and Stockholders' Equity
Current liabilities
 Accounts payable and accrued
   liabilities                                $       15,611      $      17,463
 Deferred revenue                                     60,358             55,230
                                              --------------      -------------
       Total current liabilities                      75,969             72,693
Deferred revenue, noncurrent portion                  41,878             43,419
                                              --------------      -------------
       Total liabilities                             117,847            116,112
                                              --------------      -------------
Commitments and contingencies

Stockholders' equity
 Preferred stock - $.0001 par value,
   5,000,000 shares authorized; none
   issued and outstanding at March 31,
   2005 and December 31, 2004,
   respectively                                           -                  -
 Common stock - $0.0001 par value,
   200,000,000 shares authorized;
   24,249,605 and 23,824,797 shares
   issued and outstanding at March 31,
   2005 and December 31, 2004,
   respectively                                            2                  2
 Additional paid-in capital                           98,858             98,724
 Unearned compensation                                  (113)              (122)
 Accumulated other comprehensive income                2,245              2,646
 Accumulated deficit                                 (38,392)           (39,378)
                                              --------------      -------------
       Total stockholders' equity                     62,600             61,872
                                              --------------      -------------
       Total liabilities and
         stockholders' equity                 $      180,447       $    177,984
                                              ==============      =============

                               Register.com, Inc.
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                       Three months ended
                                                            March 31,
                                                    -----------------------
                                                       2005         2004
                                                    ---------    ----------
                                                                 (Restated)
                                                    ---------    ----------
Cash flows from operating activities:                    (in thousands)
Net income                                          $     986    $    1,220
Adjustments to reconcile net income to net cash
 provided by operating activities:
 Depreciation and amortization                          1,010         1,005
 Compensatory stock options and warrants expense            9           167
 Deferred income taxes                                    (87)       (1,070)
Changes in assets and liabilities affecting
 operating cash flows:
 Accounts receivable                                   (1,545)           75
 Prepaid expenses                                        (790)          528
 Deferred revenues                                      3,587         1,376
 Other current assets                                  (1,193)       (1,656)
 Other assets                                              42            24
 Accounts payable and accrued liabilities              (1,886)        1,406
                                                    ---------    ----------
   Net cash provided by operating activities              133         3,075
                                                    ---------    ----------
Cash flows from investing activities:
 Purchases of fixed assets                               (289)       (1,141)
 Purchases of investments                             (55,733)      (84,159)
 Maturities of investments                             56,266        85,767
 Other investments                                          -          (100)
                                                    ---------    ----------
   Net cash provided by investing activities              244           367
                                                    ---------    ----------
Cash flows from financing activities:
 Net proceeds from issuance of common stock and
  warrants                                                134            46
                                                    ---------    ----------
   Net cash provided by financing activities              134            46
                                                    ---------    ----------
Effect of exchange rate changes on cash                  (307)          (21)
                                                    ---------    ----------
Net increase in cash and cash equivalents                 203         3,467
Cash and cash equivalents at beginning of period       52,146        35,741
                                                    ---------    ----------
Cash and cash equivalents at end of period          $  52,349    $   39,208
                                                    =========    ==========

                               Register.com, Inc.
                      Consolidated Statements of Operations
                                   (Unaudited)

                    (in thousands, except per share amounts)

                                                     Three months ended
                                          -------------------------------------
                                          March 31, Dec. 31, Sept. 30, June 30,
                                            2005      2004     2004      2004
                                                             Restated  Restated
                                          -------------------------------------
Net revenues                              $  25,404 $ 25,097 $  24,635 $ 24,817
Cost of revenues                              8,081    7,594     7,787    7,909
                                          -------------------------------------
  Gross profit                               17,323   17,503    16,848   16,908
                                          -------------------------------------
Operating costs and expenses:
  Sales and marketing                         7,916    9,240     7,271    7,056
  Technology                                  4,044    4,994     4,164    4,706
  General and administrative                  4,281      823     4,872    5,307
  Amortization of intangibles                   104      256       156      157
                                          -------------------------------------
    Total operating expenses                 16,345   15,313    16,463   17,226
                                          -------------------------------------
Income (loss) from operations                   978    2,190       385     (318)
Other income, net                               374      433       239      235
                                          -------------------------------------
Income (loss) before provision
 (benefit) for income taxes                   1,352    2,623       624      (83)
Provision (benefit) for income
 taxes                                          366      934       222      (30)
                                          -------------------------------------
Net income (loss)                         $     986 $  1,689 $     402 $    (53)
                                          =====================================
  Basic income (loss) per share           $    0.04 $   0.07 $    0.02 $  (0.00)
                                          =====================================
  Diluted income (loss) per
  share                                   $    0.04 $   0.07 $    0.02 $  (0.00)
                                          =====================================
  Weighted average number of
    shares outstanding:
    Basic                                    24,061   23,768    23,713   23,645
    Diluted                                  25,056   25,078    25,048   23,645

SOURCE: Register.com, Inc.

Register.com, Inc.
Investor Relations:
Stephanie Marks, 212-798-9169
ir@register.com
or
Scott Eckstein, 212-798-9185
ir@register.com

Copyright Business Wire 2005